                                                                     EXHIBIT 1.4

                            BANKAMERICA CORPORATION

                          Medium-Term Notes, Series __

                       Distribution Agreement (Domestic)

                                                                          [DATE]

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Ladies and Gentlemen:

     BankAmerica Corporation, a Delaware corporation (the "Company"), confirms its agreement with you with respect to the issue and sale by the Company of up to $______________ aggregate principal amount of its Medium-Term Notes, Series __ (the "Securities"), to be issued, in the case of senior Securities, pursuant to an Indenture dated as of ________________, between the Company and _______________________________, as trustee, or, in the case of subordinated Securities, pursuant to an Indenture dated as of _________________________, between the Company and __________________________________, as trustee
(collectively, the "Indentures").  ______________________________ and
________________________ are hereinafter referred to collectively as the "Trustees".

     Subject to the terms and conditions stated herein, the Company hereby (i) appoints you as agent of the Company for the purpose of soliciting purchases of the Securities from the Company by others and (ii) agrees that whenever the Company determines to sell Securities directly to you as principal for resale to others it will enter into a Terms Agreement (as defined below) relating to such sale in accordance with the provisions of Section 2(b) hereof; provided,
                                                               --------
however, that the Company reserves the right to appoint additional agents for
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the purpose of soliciting offers to purchase the Securities, provided that they are appointed pursuant to agreements with terms substantially similar to the terms of this Agreement (except with respect to commissions and payment of expenses); and provided, further, that the Company reserves the right to sell
               --------  -------
and may accept offers to purchase the Securities directly on its own behalf or through or to underwriters.

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     The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-3 relating to the Securities and the offering thereof from time to time in accordance with Rule 415 of the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement has been declared effective by the Commission, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement and the prospectus relating to the Securities filed pursuant to Rule 424 under the 1933 Act, including all documents incorporated therein by reference, as from time to time amended or supplemented, are referred to herein as the "Registration Statement" and the "Prospectus", respectively. The Securities will be issuable in registered form. This Agreement relates only to the sale of, and the obligations hereunder of you shall be applicable only with respect to, Securities issuable in registered form.

     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) The Company represents and warrants to you as of the date hereof, as of the Commencement Time (as defined in Section 2(d)) and each Settlement Date (as defined in Section 2(b)) hereinafter referred to, and as of the times referred to in Sections 6(a) and 6(b) hereof (in each case the "Representation Date"), as follows:

         (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act, and the rules and regulations thereunder (the "Regulations") and the 1939 Act. The Registration Statement, at the time it became effective did not, and as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective did not, and as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and
                           --------  -------
     warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification under the 1939 Act (Forms T-1) of the Trustees.

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         (ii) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder (the "1934 Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement became, and any amendments thereto become, effective, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

        (iii) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, as amended or supplemented as of the applicable Representation Date, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

         (iv) Bank of America National Trust and Savings Association (the "Bank") holds a valid Certificate of Authority from the Comptroller of the Currency of the United States of America to do business as a national banking association under the laws of the United States and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus, as amended or supplemented as of the applicable Representation Date, and all the outstanding shares of capital stock of the Bank have been duly and validly authorized and issued, are fully paid and (except as provided in 12 U.S.C. (S) 55) nonassessable, and are directly owned by the Company free and clear of liens and encumbrances except as disclosed in writing to you;

         (v) there is no pending or, to the Company's knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement, as amended as of the applicable Representation Date, which is not adequately disclosed in the Prospectus, as amended or supplemented as of the applicable Representation Date, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, as amended as of the applicable Representation Date, or the Prospectus, as amended or supplemented as of the applicable Representation Date, or to be filed as an exhibit, which is not described or filed as required;

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

         (vi) this Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

        (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act and the 1939 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities;

       (viii) neither the issue and sale of any Securities, nor the consummation of any other of the transactions contemplated by this Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Company or the terms of any indenture or other agreement or instrument to which the Company or the Bank is a party or bound which default might have a material adverse impact on the holders of the Securities or the financial position, earnings, business or properties of the Company and its subsidiaries, taken as one enterprise, or any order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Bank; and

         (ix) the Company has complied and will comply with the provisions of that certain Florida act relating to the disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

     (b) At the time of delivery of any Securities to any purchaser or his agent whose offer to purchase such Securities was delivered to the Company and on any Settlement Date:

          (i) the Securities being delivered pursuant to this Agreement on such date conform to the description thereof contained in the Prospectus as supplemented or amended, as of such time;

         (ii) the applicable Indenture has been duly authorized, executed and delivered, has been duly qualified under the 1939 Act and constitutes a valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and the application of usual equitable principles when equitable remedies are sought);

        (iii) the Securities being delivered pursuant to this Agreement on such date have been duly authorized, issued, executed and authenticated in accordance with the provisions of the applicable Indenture and, when delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations enforceable against the Company in accordance with their terms and will be entitled to the benefits of such Indenture (subject as aforesaid); and

         (iv) there has been no material adverse change, nor any presently known and existing development that the Company expects to result in a material adverse change, in the financial condition, earnings, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, since the date of the most recent financial statements included or incorporated in the Prospectus, as amended or supplemented as of such time, except as set forth in or contemplated in such Prospectus.

     (c) Any certificate signed by any officer of the Company and delivered to you or to your counsel in connection with an offering of Securities shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

     SECTION 2.  Solicitations as Agent; Purchases as Principal.
                 ------------------------------------ ---------

     (a) Solicitations as Agent.  On the basis of the representations and
         ----------------------
warranties herein contained, but subject to the terms and conditions herein set forth, you agree, as agent of the Company to use your reasonable best efforts to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus. You are hereinafter sometimes referred to, in your capacity as agent, as the "Agent."

     The Company reserves the right, in its sole discretion, to suspend your solicitation as Agent of purchases of Securities from the Company commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, you will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised you that such solicitation may be resumed.

     The Company agrees to pay you a commission equal to the percentage of the principal amount of Securities sold by the Company as a result of a solicitation made by you as agreed to by the parties hereto. The Agent may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Securities.

     As Agent, you are authorized to solicit orders for the Securities only in minimum principal amounts of $100,000 or any amount in excess thereof which is an integral multiple of $1,000. Except as set forth below, you shall communicate to the Company, orally or in writing, each offer or indication of interest received by you as Agent to purchase Securities. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any offer received by you to purchase the Securities, in whole or in part, and any such rejection shall not be deemed a breach of your agreement contained herein. Unless otherwise requested by the Company, you do not have to communicate to the Company offers or indications of interest rejected in the reasonable exercise of your discretion.

     (b) Purchases as Principal.  Each sale of Securities to you as principal
         ----------------------
shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Securities to, and the purchase thereof by, you for reoffering. Each such separate agreement (which may be a written agreement or an oral agreement confirmed in writing, and which may be by facsimile transmission) shall contain all of the information, as applicable, specified in Exhibit A hereto. Such agreement is herein referred to as a "Terms Agreement." A written confirmation of an oral Terms Agreement need not be executed. Your commitment to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Securities to be purchased by you pursuant thereto, the price to be paid to the Company for such Securities, and the time and place of delivery of any payment for such Securities (the "Settlement Date"). Such Terms Agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from Ernst & Young pursuant to Section 5 hereof. You may utilize a dealer group and reallow commissions in connection with the resale of Securities purchased as principal.

     (c) Procedures.  Administrative procedures respecting the sale of
         ----------
Securities and the specific terms of the offering of such Securities shall be agreed upon from time to time by you and the Company (the "Procedures"). You and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures.

     (d) Delivery.  The documents required to be delivered by Section 5 hereof
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shall be delivered at the office of Orrick, Herrington & Sutcliffe, Old Federal
Reserve Bank Building, 400 Sansome Street, San Francisco, California 94111, on the date hereof, or at such other time as you and the Company may agree upon in writing (the "Commencement Time").

     SECTION 3.  Covenants of the Company.  The Company covenants with you as
                 ------------------------
follows:

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         (a) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of your counsel or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, immediate notice shall be given, and confirmed in writing, to you to cease the solicitation of offers to purchase the Securities in your capacity as Agent and to cease sales of any Securities you may then own as principal, and the Company will promptly prepare and file with the Commission such amendment or supplement, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements. The Company will also promptly cause each such amendment or supplement to be filed with each securities exchange, if any, on which any of the Securities are listed.

         (b) On or as soon as practicable after the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to you, confirmed in writing, and shall cause the Prospectus to be amended or supplemented (including by incorporation by reference) to include financial information with respect to the results of operations of the Company for the period between the end of the preceding fiscal year and the end of such quarter or for such fiscal year, as the case may be, and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the 1933 Act or the Regulations; provided, however, that if on the date of such release you
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     shall have suspended solicitation of purchases of the Securities in your capacity as Agent pursuant to a request from the Company, and shall not then hold any Securities as principal, the Company shall not be obligated so to amend or supplement the Prospectus or so to furnish such information until such time as the Company shall determine that solicitation of purchases of the Securities should be resumed or shall subsequently enter into a new Terms Agreement with you.

         (c) For so long as the Prospectus is required by the 1933 Act to be delivered in connection with the sale of the Securities the Company will
     (i) comply, in a timely manner, with all requirements under the 1934 Act relating to the filing with the Commission of the Company's reports pursuant to Section 13(a) of the 1934 Act and (ii) undertake to obtain the written consent of the Company's independent accountants as to incorporation by reference in the Registration Statement of the audited financial statements reported on by them and contained in the Company's annual reports on Form 10-K under the 1934 Act.

         (d) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby (except not later than 90 days if such period covers the Company's fiscal year), earnings statements (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the period beginning not later than the effective date of the Registration Statement (as defined in Rule 158) with respect to each sale of Securities.

         (e) For so long as the Prospectus is required by the 1933 Act to be delivered in connection with the sale of the Securities the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus or to file or amend any document that is or is to be incorporated by reference in the Registration Statement or Prospectus and will furnish you with copies of any such amendment or supplement proposed to be filed a reasonable time in advance of filing.

         (f) For so long as the Prospectus is required by the 1933 Act to be delivered in connection with the sale of the Securities the Company will notify you immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, provided, however, that if you are not
                                  --------  -------
     participating in the distribution of any Notes related to such supplement the Company will not so notify you unless you request otherwise, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The

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     Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (g) The Company will deliver to you as many signed and conformed copies of the registration statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request. The Company will furnish to you as many copies of the Prospectus (as amended or supplemented) as you shall reasonably request so long as you are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Securities.

         (h) For so long as any Notes remain outstanding, the Company will furnish to you, at the earliest time the Company makes the same available to others, copies of its annual reports and other financial reports furnished or made available to the public generally.

         (i) The Company will endeavor, in connection with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however,
                                                             --------  -------
     that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will notify you immediately of the suspension of any such qualification or the initiation or threatening of any proceeding for such purpose, and in the event of any order suspending any such qualification will make every reasonable effort to obtain the lifting thereof at the earliest possible moment.

         (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to the 1934 Act.

         (k) If required by the applicable Terms Agreement, between the date of any such Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without your prior consent, issue or announce the proposed issuance of any of its debt securities with substantially similar terms to the Securities being purchased pursuant to the Terms Agreement (other than the Securities that are to be sold pursuant to such Terms

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     Agreement and commercial paper in the ordinary course of business).

     SECTION 4.  Payment of Expenses.  The Company will pay the following
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expenses incident to the performance of its obligations under this Agreement:
(i) the cost of the preparation and filing of the Registration Statement and all amendments thereto, (ii) the cost of the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of the Company's accountants, and of the Trustees and each of their respective counsel, (iv) the cost of the qualification of the Securities under securities laws in accordance with the provisions of Section 3(i), including filing fees and the reasonable fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey, (v) the cost of the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the cost of the printing and delivery to you of copies of the Indentures, any Blue Sky Survey and any Legal Investment Survey, and (vii) the cost of any fees charged by rating agencies for the rating of the Securities.

     The Company shall also reimburse you for the reasonable fees and disbursements of counsel (including the reasonable fees and expenses of special counsel in any state in the event it should become necessary to obtain opinions of such counsel as to usury or other matters of local law in order to obtain or maintain the qualifications referred to in Section 3(i) hereof) for you and any advertising (except tombstone advertisements) and other out-of-pocket expenses incurred with the approval of the Company. Any such out-of-pocket expenses shall be payable upon the receipt by the Company from you of an itemized statement. You shall pay all other expenses incident to the performance of your obligations under this Agreement.

     SECTION 5.  Conditions of Obligations.  Your obligations to solicit offers
                 -------------------------
to purchase the Securities as agent of the Company and your obligations to purchase Securities pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

     (a) At the Commencement Time and at each Settlement Date with respect to any applicable Terms Agreement, if called for by such Terms Agreement, you shall have received:

              (1) the opinion, dated as of such time, of the General Counsel of the Bank, counsel to the Company, in form and substance satisfactory to you and your counsel, to the effect set forth in Exhibit B; and

              (2) the opinion or opinions of Orrick, Herrington & Sutcliffe, counsel to you, to be dated as of such time, with respect to the issuance and sale of the Securities, the Indentures, the Registration Statement, the Prospectus and other related matters as you may reasonably require.

     (b) At the Commencement Time and at each Settlement Date with respect to any Terms Agreement, if called for in any Terms Agreement, you shall have received a certificate of the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman of the Board, a Vice Chairman or the Chief Financial Officer of the Company and by the Treasurer or an Assistant Treasurer of the Company, dated as of the Commencement Time or such Settlement Date, to the effect that:

              (1) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to your obligations under this Agreement;

              (2) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

              (3) since the date of the most recent financial statements included or incorporated in the Prospectus, as amended or supplemented as of the date of such certificate, there has been no material adverse change, nor any presently known and existing development that the Company expects to result in a material adverse change, in the financial condition, earnings, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in such Prospectus.

     (c) At the date hereof, at Commencement Time and at each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, you shall have received from Ernst & Young, a letter, dated as of the Commencement Time or such Settlement Date, in form and substance satisfactory to you, confirming that they are independent accountants within the meaning of the 1933 Act and the 1934 Act and the Regulations and the 1934 Regulations, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and containing statements and information of the type ordinarily included in accountants "comfort letters" to agents with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

     (d) At the date hereof, at Commencement Time, at each Settlement Date with respect to any applicable Terms Agreement and on each date when the Registration Statement or Prospectus is amended or supplemented, your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to you and your counsel.

     (e) Your obligations to purchase Securities pursuant to any Terms Agreement will be subject to the condition that there shall not have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

     If any condition specified in this Section shall not have been fulfilled, this Agreement and any Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the Commencement Time or applicable Settlement Date, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(d) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 10 and 14 hereof shall remain in effect .

     SECTION 6.  Additional Covenants.  The Company covenants and agrees that:
                 --------------------

              (a) each acceptance by it of an offer for the purchase of Securities, and each sale of Securities to you pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to you pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or you, of the Securities relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time);

              (b) each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Securities or a change in the principal amount of Securities remaining to be sold or similar changes) or, if so indicated in the applicable Terms Agreement, the Company sells Securities to you pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to you forthwith a certificate in form satisfactory to you to the effect that the statements contained in the certificate referred to in
          Section 5(b) hereof which were last furnished to you are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificates referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificates; provided, however, that in the case of quarterly
                        --------  -------
          financial data included in a press release which is incorporated by reference in the Registration Statement by the filing of a Form 8-K, no such certificate need be furnished unless the Company sells one or more Securities through the Agent prior to the time a certificate is otherwise required to be furnished, in which event the certificate shall be furnished at least two business days prior to the anticipated closing date with respect to the Security sold through the Agent;

              (c) each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or to disclose a material development (other than quarterly financial data included in a press release which is incorporated by reference in the Registration Statement by the filing of a Form 8-K; provided that if the Agent shall reasonably request this exception shall not apply) or, if so indicated in the applicable Terms Agreement, the

          Company sells Securities to you pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to you and your counsel a written opinion of the General Counsel of the Company, counsel to the Company or the Bank, or other counsel satisfactory to you, dated the date of delivery of such opinion, in form satisfactory to you, of the same tenor as the opinion referred to in Section 5(a) hereof but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to you shall furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); and

              (d) each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or, if so indicated in the applicable Terms Agreement, the Company sells Securities to you pursuant to a Terms Agreement, the Company shall cause Ernst & Young forthwith to furnish you a letter, dated the date of filing of such amendment or supplement with the Commission, or the date of such sale, as the case may be, in form satisfactory to you, of the same tenor as the portions of the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however,
                                                              --------  -------
          that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Ernst & Young may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in your reasonable judgment, such letter should cover such other information, provided, further, that in the case of quarterly
                       --------  -------
          financial data included in a press release which is incorporated by reference in the Registration Statement by the filing of a Form 8-K, no such letter need be furnished unless the Company sells one or more Securities through the Agent prior to the time a letter is otherwise required to be furnished, in which event the letter shall be furnished at least two business days prior to the anticipated closing date with respect to the Security sold through the Agent; provided, further, that in the case of quarterly or yearly
                 --------  -------
          financial data which is incorporated by reference in the Registration Statement by the filing of a Form 10-Q or Form 10-K, as the case may be, such letter need not be delivered until the earlier of the third business day after such filing or the closing of any sale of Securities through the Agent.

     SECTION 7.  Indemnification.  (a) The Company agrees to indemnify and hold
                 ---------------
harmless you and each person who controls you within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus, any preliminary supplemental prospectus, or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the
                                          --------  -------
Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of you specifically for use therein or the Statements of Eligibility and Qualification (Forms T-1) under the 1939 Act of the Trustees, and (ii) such indemnity with respect to any preliminary prospectus, the Prospectus or any preliminary supplemental prospectus, shall not inure to the benefit of you (or any person controlling you), if the Company shall have delivered sufficient quantities of the Prospectus, as amended or supplemented, to you within a reasonable time prior to the earlier of the delivery of the written confirmation of the sale of such Securities or the delivery of such Securities to the person asserting such loss, claim, damage, liability or action for which indemnification is sought, and the Prospectus as so amended or supplemented (excluding documents incorporated by reference) was not sent or given to such person at or prior to the earlier of the delivery of the written confirmation of the sale of such Securities or the delivery of such Securities to such person in any case where such sending or giving of a prospectus is required by the 1933 Act and the untrue statement or omission of a material fact contained in any preliminary prospectus, the Prospectus or any preliminary supplemental prospectus, was corrected in the Prospectus, as so amended or supplemented, provided to you. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) You agree to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each director of the Company and each officer of the Company who signs the Registration Statement or any amendment thereto to the same extent as the foregoing indemnity from the Company to you, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made therein in reliance upon and in conformity with written information supplied to the Company by or on behalf of you specifically for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided,
                                                                      --------
however, that if the defendants in any such action include both the indemnified
-------
party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of paragraph (a) of this Section, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

     SECTION 8.  Contribution.  In order to provide for just and equitable
                 ------------
contribution in circumstances in which the indemnification provided for in
Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and you may be subject in such proportion so that you are responsible for that portion represented by the percentage that (y) the sum of aggregate commissions received by you hereunder and the aggregate amount of discounts received by you under all Terms Agreements bears to (z) the aggregate principal amount of the Securities sold hereunder and under any such Terms Agreements, and the Company is responsible for the balance; provided, that no person guilty of fraudulent misrepresentation (within the
--------
meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation for purposes of this Section, each person who controls you within the meaning of the 1933 Act shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. This notice requirement shall be deemed satisfied by the delivery of the notice contemplated by the first sentence of subparagraph (c) of Section 7 hereof.

     SECTION 9.  Status of the Agent.  In soliciting purchases of the Securities
                 -------------------
from the Company as Agent, you are acting solely as agent for the Company and not as principal and you will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by you and accepted by the Company but you shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

     SECTION 10.  Representations, Warranties and Agreements to Survive
                  -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any controlling person, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Securities.

     SECTION 11.  Termination.  This Agreement may be terminated for any reason,
                  -----------
at any time by either party hereto upon the giving of written notice of such termination to the other party hereto. You may also terminate any Terms Agreement immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the United States or international markets is such as to make it, in your reasonable judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, (ii) if trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or (iii) if a commercial banking moratorium shall have been declared by either Federal, California or New York authorities. In the event of any termination, neither party will have any liability to the other party hereto, except that (i) the Agent shall be entitled to any commissions earned in accordance with the third paragraph of Section 2(a) hereof, (ii) if at the time of termination (a) you shall own any of the Securities with the intention of reselling them or (b) an offer to purchase any of the Securities has been accepted by the Company but the time of delivery to the purchaser or his agent of the Securities relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Securities are so resold or delivered, as the case may be, and (iii) the covenant set forth in
Section 3(d) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 10 and 14 hereof shall remain in effect.

     SECTION 12.  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to _______________ ____________________________________________ ____________________, attention of
____________________; notices to the Company shall be directed to it at Bank of America Center, 555 California Street, San Francisco, California 94104, attention of the Secretary.

     SECTION 13.  Parties.  This Agreement and any Terms Agreement shall inure
                  -------
to the benefit of and be binding upon you and the Company and their or your respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14.  Governing Law.  This Agreement and the rights and obligations
                  -------------
of the parties created hereby shall be governed by the laws of the State of California.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                                           Very truly yours,

                                           BANKAMERICA CORPORATION



                                           By:______________________________

                                           Title:___________________________

CONFIRMED AND ACCEPTED,
as of the date first
above written:

______________________________



By:______________________________

Title:___________________________

                                                                       EXHIBIT A


                            BANKAMERICA CORPORATION

                                Terms Agreement
                                ---------------


                                     [Date]

BankAmerica Corporation

Attention:

              Re:   Distribution Agreement dated
                    -------------------------------------------------

         The undersigned agrees to purchase the following principal amount and currency of Securities:

                    Principal amount and currency:
                    Interest Rate:
                    Date of Maturity:
                    Purchase Price:  __%
                    Settlement Date and Time:
                    Place of Delivery:

          [[The certificate referred to in Section 5(b) of the Distribution Agreement] [the opinion referred to in Section 5(a) of the Distribution Agreement] [the accountants' letter referred to in Section 5(c) of the Distribution Agreement] will be required.]

          [The provision of Section 3(k) will apply]

          [Upon request of the Company, ______________________ will promptly advise the Company as to whether, to its knowledge, the offering of the Securities as contemplated by this Agreement has been completed.]
[_____________________ will promptly advise the Company as to when the offering of the Securities as contemplated by this Agreement has been completed.]


                                     ______________________________


                                     By:_______________________________

                                     Title:____________________________

Accepted:

BANKAMERICA CORPORATION


By:______________________________

Title:___________________________

                                                                       EXHIBIT B



                               FORM OF OPINION OF
                             COUNSEL TO THE COMPANY
                             ----------------------


            The opinion of counsel for the Company, to be delivered pursuant to this Agreement, shall be to the effect set forth below. Unless otherwise provided, all references to the "Registration Statement" shall be to the Registration Statement as amended as of the date of such opinion and all references to the "Prospectus" shall be to the Prospectus, as amended or supplemented as of the date of such opinion.

        (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus and is duly registered as a bank holding company under the Bank Holding Company Act of l956, as amended;

        (ii) Bank of America National Trust and Savings Association (the "Bank") holds a valid Certificate of Authority from the Comptroller of the Currency of the United States of America to do business as a national banking association under the laws of the United States and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus; and all the outstanding shares of capital stock of the Bank have been duly and validly authorized and issued, are fully paid and (except as provided in 12 U.S.C. (S) 55) nonassessable, and are directly owned by the Company free and clear of liens and encumbrances;

       (iii) the Securities conform to the description thereof contained in the Prospectus;

        (iv) the Indentures have been duly authorized, executed and delivered, have been duly qualified under the 1939 Act and constitute valid and binding instruments of the Company enforceable against the Company in accordance with their terms (subject to the qualifications to be set forth in the opinion);

         (v) the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations enforceable against the Company in accordance with their terms and will be entitled to the benefits of the applicable Indenture (subject to the qualifications to be set forth in the opinion);

        (vi) to the best knowledge of such counsel, (a) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and (b) there is no franchise, contract or other document which is known to such counsel of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

       (vii) (a) the Registration Statement and any amendments thereto have become effective under the 1933 Act; (b) to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; and (c) the Registration Statement, the Prospectus, each amendment thereof or supplement thereto and each document incorporated by reference therein (other than the Statements of Eligibility and Qualification (Forms T-1) under the 1939 Act of the Trustees and the financial statements, schedules and other financial and statistical information contained or incorporated therein, or that should have been so contained or incorporated, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the applicable requirements of the 1933 Act and the Regulations and the 1934 Regulations (in passing on the form of such Registration Statement, counsel may assume the correctness and completeness of the statements made therein);

      (viii) this Agreement has been duly authorized, executed and delivered by the Company;

        (ix) no consent, approval, authorization or order of any court or governmental agency or body is required of the Company for the consummation of the transactions contemplated in this Agreement, except such as have been obtained under the 1933 Act and the 1939 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and the following other approvals, which have been obtained: ____________________; and

        (x) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated in this Agreement nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Company or, to the best knowledge of such counsel, any indenture, agreement or instrument to which the Company or the Bank is a party or bound, or any order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Bank, which in the case of any indenture, agreement, instrument, or order, would have a material adverse effect on the holders of the

Securities or the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as one enterprise.

        In addition, such opinion shall also cover, if applicable to a particular issue of Securities, matters relating to listing on the New York Stock Exchange, the nonapplicability of the California usury law, tax matters and such other matters as the agent may reasonably require.

        In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the United States, to the extent such counsel shall deem proper and specify in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

        In addition, counsel for the Company shall also state that:

        nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, or any amendment thereof, at the time it became effective and, if later, at the time of the filing of the Company's most recent Annual Report on Form 10-K contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement or any Terms Agreement and as of the date of such opinion contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not make any comment with respect to the accuracy, completeness or fairness of the financial statements, schedules and other financial and statistical information contained or incorporated therein, or that should have been so contained or incorporated, or with respect to Statements of Eligibility and Qualification of the trustees named in the Registration Statement on their Forms T-1).